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                                                                  Exhibit 23(c)

                              ARTHUR ANDERSEN LLP

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated November 5, 1996, and to all references to our Firm included in this Prospectus.

                                                     Arthur Andersen LLP

Washington, D.C.
November 22, 1996